EXHIBIT 10.1

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (“Agreement”), dated as of the 28th day of July, 2014 and effective as of August 25, 2014 (the “Effective Date”), is by and between THE BON-TON STORES, INC., a Pennsylvania corporation (the “Company”), and KATHRYN BUFANO (“Executive”).

W I T N E S S E T H:

WHEREAS, the Company desires to employ Executive as its President and Chief Executive Officer;

WHEREAS, Executive is currently employed by another business under the terms of an employment agreement (the “Prior Employment Agreement”); and

WHEREAS, the Company and Executive have agreed upon the terms upon which Executive will be employed by the Company.

NOW THEREFORE, in consideration of the mutual promises and covenants contained herein and intending to be legally bound hereby, the Company and Executive agree as follows:

1.                                      Position and Responsibilities.

(a)                                 The Company hereby employs Executive and Executive hereby accepts employment by the Company as the Company’s President and Chief Executive Officer.  Executive shall report to the Board of Directors of the Company and shall exercise the responsibilities and authority of Executive’s position in accordance with the by-laws of the Company and the Governance Policies established by the Board of Directors, as they may be amended from time to time.

(b)                                 The Company agrees to nominate Employee to serve as a Director of the Company beginning as soon as practicable after the Effective Date and continuing for as long as Executive is employed as President and Chief Executive Officer pursuant to this Agreement.  Upon termination of employment for any reason whatsoever, Employee does hereby resign Executive’s Director position effective on the date of termination of employment.

(c)                                  Throughout the Term of this Agreement, Executive shall devote Executive’s entire working time, energy, attention, skill and best efforts to the affairs of the Company and to the performance of Executive’s duties hereunder in a manner that will faithfully and diligently further the business and interests of the Company.  Approval of board memberships and participation in lectures and teaching activities will be at the discretion of the Board of Directors; however, such approval will not be unreasonably withheld, provided that such activities do not significantly interfere with Executive’s duties under this Agreement.  Executive shall comply with the Company’s Code of Ethical Standards and Business Practices.

2.                                      Term.  This Agreement shall become effective on the Effective Date and shall continue through the third anniversary of the Effective Date, unless sooner terminated in accordance with Paragraph 9 below (the “Term”).

3.                                      Place of Performance.  Executive shall be based at the office of the Company in Milwaukee, Wisconsin, except for travel required for Company business.

4.                                      Compensation.

(a)                                 Salary.  Executive shall receive a base salary (the “Base Salary”) at the annual rate of $900,000.  Base Salary, less applicable withholdings and deductions, shall be paid to Executive in substantially equal installments in accordance with the Company’s regular executive payroll practices in effect from time to time.  Base Salary may be increased during the Term but may not be decreased, and the Board of Directors shall consider, on an annual basis, the nature, extent and advisability, if any, of an increase in the Executive’s Base Salary.

(b)                                 Signing Bonus.  The Company shall pay to Executive a signing bonus, as follows: (i) within 30 days following the Effective Date, the Company shall pay to Executive $350,000 in cash, less applicable withholdings and deductions, and (ii) in or about March 2015, at such time as the Company pays bonuses for the 2014 fiscal year to other executives, if Executive is employed by the Company on such date, the Company shall pay to Executive $250,000 in cash, less applicable withholdings and deductions.

(c)                                  Performance Based Compensation.

(i)                                     Annual Bonus.

(A)                               Executive shall be eligible for an annual cash bonus (the “Annual Bonus”) in accordance with the terms of the Company’s Amended and Restated Cash Bonus Plan, as may be amended from time to time (the “Cash Bonus Plan”).  The Earned Percentage Schedule (as defined in the Cash Bonus Plan) applicable to Executive shall be as follows: a target bonus of 100% of Base Salary, a threshold bonus of 50% of Base Salary, and a maximum bonus of 200% of Base Salary.  The performance goals and weighting of such performance goals with respect to each fiscal year of the Company shall be determined by the Company’s Human Resources and Compensation Committee (“HRCC”) in consultation with the Executive and in accordance with the Cash Bonus Plan. Notwithstanding the HRCC’s consultation with Executive regarding establishment of the foregoing performance goals, the HRCC shall establish such performance goals in its discretion.

(B)                               Each Annual Bonus shall be subject to terms of the Cash Bonus Plan, including the achievement of the performance goals established by the HRCC, and nothing herein shall be construed to guarantee that any Annual Bonus will be paid or the amount of any such Annual Bonus.  Notwithstanding the foregoing provisions of this Paragraph 4(c)(i), any Annual Bonus awarded to Executive for the 2014 fiscal year shall be pro-rated based upon the Effective Date of this Agreement.

(C)                               To the extent reasonably practicable, the Annual Bonus shall be computed and paid within 90 days following the close of the Company’s fiscal year.

(ii)                                  Award of Restricted Shares.

(A)                               On the Effective Date, the Company shall grant to Executive 175,000 shares of restricted common stock of the Company (the “Time-Based Vesting Restricted Shares”) under the Company’s 2009 Omnibus Incentive Plan (as amended or replaced from time to time, the “Incentive Plan”).  The Time-Based Vesting Restricted Shares shall vest, if at all, 50% on the second anniversary of the Effective Date of this Agreement and 50% on the third anniversary of the Effective Date of this Agreement and shall be governed by the terms and conditions set forth in the Restricted Stock Award attached hereto as Exhibit A.

(B)                               On the Effective Date, the Company shall grant to Executive 175,000 shares of restricted common stock of the Company (the “Performance-Based Vesting Restricted Shares”) under the Incentive Plan.  The Performance-Based Vesting Restricted Shares shall vest, if at all, as follows: (1) 75,000 Performance-Based Vesting Restricted Shares based on sales and net income targets established by the HRCC with respect to Company performance in the Company’s 2014 fiscal year; (2) 50,000 Performance-Based Vesting Restricted Shares based on sales and net income targets to be established by the HRCC in consultation with the Executive with respect to Company performance in the Company’s 2015 fiscal year; and (3) 50,000 Performance-Based Vesting Restricted Shares based on sales and net income targets to be established by the HRCC in consultation with the Executive with respect to Company performance in the Company’s 2016 fiscal year.  Notwithstanding the HRCC’s consultation with Executive regarding establishment of the foregoing performance targets for the 2015 and 2016 fiscal years, the HRCC shall establish such performance targets in its discretion. The Performance-Based Vesting Restricted Shares shall be governed by the terms and conditions set forth in the Restricted Stock Award attached hereto as Exhibit B.

(C)                               Beginning in or about March 2015, Executive shall be eligible for additional equity-based compensation under the Incentive Plan as determined annually by the Board of Directors and the HRCC in their discretion.  In deciding whether to award, and the amount of, any future equity-based compensation to Executive, the Board of Directors and/or the HRCC shall consider the Company’s past practice in making equity awards to the Company’s President and Chief Executive Officer.

5.                                      Relocation.  Executive will relocate Executive’s residence to the Milwaukee, Wisconsin metropolitan area.  The Company shall reimburse Executive for all relocation expenses incurred by Executive in accordance with the Company’s policy applicable to relocation of senior executives of the Company, and the Company shall make additional payments to Executive so that the United States Federal and state tax effect to Executive of the reimbursements for relocation expenses is zero.

6.                                      Medical Insurance.  During the Term, Executive and Executive’s eligible dependents shall be eligible to participate in the Company’s group medical, dental and vision plans (the “Health Plans”) in accordance with the terms of the Health Plans and subject to the restrictions and limitations contained in the Health Plans or applicable insurance or other agreements.  The Company shall pay the company contribution for such Health Plans, and Executive shall pay the associate portion of Health Plan costs, as such costs and contributions are determined by the Company from time to time.  During the Term, Executive shall be eligible to use available hours of service under the Company’s Pinnacle Health Care plan or a similar plan, if the Company has contracted for such services in its discretion.  Furthermore, the Company will reimburse Executive for any COBRA costs Executive incurs during the eligibility waiting period before Executive is eligible for health care benefits under the Company’s Health Plans.  Any COBRA cost reimbursements hereunder shall be reimbursed to the Executive within a reasonable time after submission of appropriate documentation to the Company but (a) in the case of COBRA costs incurred within the 2014 calendar year, no later than December 31, 2015; and (b) in the case of COBRA costs incurred within the 2015 calendar year, no later than December 31, 2016.

7.                                      Other Benefits.  Executive shall be eligible to participate in the Company’s profit sharing plan, deferred compensation plan, discount program, vacation plan, long-term disability plan and employee benefit programs generally made available to other employees of the Company, subject to their respective generally applicable eligibility requirements, terms, conditions and restrictions; provided, however, that any payments under Paragraph 10 of this Agreement shall be in lieu of any severance benefits otherwise provided by the Company.  However, nothing in this Agreement shall preclude the Company from amending or terminating any such insurance, benefit, program or plan so long as the amendment or termination is applicable to the Company’s executives participating in such insurance, benefit, program or plan generally. Moreover, the Company’s obligations under this provision shall not apply to any insurance, benefit, program or plan made available on an individual basis to one or more select executive employees by contract if such insurance, benefit, program or plan is not made available to all executive employees. Executive shall be eligible for five (5) weeks of vacation per calendar year, which vacation entitlement shall be pro-rated in any calendar year in which Executive does not work the entire calendar year.

8.                                      Business Expenses.  The Company shall pay or reimburse Executive for reasonable entertainment and other business expenses incurred by Executive in connection with the performance of Executive’s duties under this Agreement upon receipt of vouchers therefor and in accordance with the Company’s regular reimbursement procedures and practices in effect from time to time.

9.                                      Termination of Employment.  Notwithstanding any other provision of this Agreement, Executive’s employment and all of the Company’s obligations or liabilities under this Agreement may be terminated immediately, subject to any applicable notice provisions in this Paragraph 9 and to any obligations the Company may have under Paragraph 10, in any of the following circumstances:

(a)                                 Disability or Incapacity.  Upon written notice by the Company to the Executive, in the event of Executive’s physical or mental inability to perform Executive’s essential duties hereunder, with or without reasonable accommodation, for a period of 13 consecutive weeks or for a cumulative period of 26 weeks during the Term of this Agreement.

(b)                                 Death of Executive.  In the event of Executive’s death.

(c)                                  Resignation for Good Reason.  Executive may resign for “Good Reason,” defined below, upon 30 days’ written notice by Executive to the Company except as set forth in

Paragraph 9(d) below.  The Company may waive Executive’s obligation to work during this 30-day notice period and terminate Executive’s employment immediately, but if the Company takes this action in the absence of agreement by Executive, Executive shall receive Base Salary that otherwise would be due through the end of the notice period.  For purposes of this Agreement, “Good Reason” shall mean any of the following violations of this Agreement by the Company: (i) a material adverse change in Executive’s duties, authority or responsibilities, (ii) Executive no longer reports to the Company’s Board of Directors; (iii) Executive is no longer President and Chief Executive Officer of the Company and a Director of the Company; (iv) any reduction in Executive’s Base Salary below $900,000; (v) any reduction in Executive’s potential Annual Bonus target percentage below 100% of Base Salary; (vi) the failure of a Surviving Company (as defined below) to assume this Agreement following a Change of Control (as defined below), subject to Executive providing notice of resignation within one year following a Change of Control; (vii) Executive is no longer eligible for awards under the Incentive Plan; and (viii) any substantial breach by the Company of any material provision of this Agreement.  Notwithstanding the foregoing, (i) the acts or omissions described above shall not constitute “Good Reason” unless Executive provides the Company with written notice detailing the matters Executive asserts to be “Good Reason” which the Company does not cure within thirty (30) days of receiving the written notice; and (ii) any material adverse change in Executive’s duties, title, authority or responsibilities shall not constitute “Good Reason” or a breach of this Agreement if such change occurs after (a) the Company or the Executive has given notice of termination of Executive’s employment for any reason or (b) the Company or Executive has given notice at any time prior to end of the Term (or any extension of the Term) that the Company or the Executive does not intend to extend the Term or any extended Term of this Agreement or enter into a new Agreement, with substantially similar terms, upon expiration of the Term or any extension of the Term.

(d)                                 Change of Control.  Notwithstanding the foregoing, in the event of a Change of Control of the Company, provided the Company or Surviving Company (as defined below) continues to pay Executive her Base Salary and other amounts due and payable hereunder pursuant to Paragraphs 4, 5, 7 and 8 hereof, and to provide materially comparable medical insurance and other employee benefits as provided under Paragraph 6 hereof, Executive shall be prohibited from resigning for Good Reason for a period of six (6) months following the Change of Control.  For purposes of this Agreement, a “Change of Control” shall be deemed to occur if:

(i)            any person who is not an affiliate of the Company on the date hereof becomes a beneficial owner of a majority of the outstanding voting power of the Company’s capital stock;

(ii)           the shareholders of the Company approve and there is consummated any plan of liquidation providing for the distribution of all or substantially all of the Company’s assets; or

(iii)          there is consummated a merger, consolidation or other form of business combination involving the Company, or, in one transaction or a series of related transactions, a sale of all or substantially all of the assets of the Company, unless, in any such case:

(A)                               the business of the Company is continued following such transaction by a resulting entity (which may be, but need not be, the Company) (the “Surviving Company”); and

(B)                               persons who were the beneficial owners of a majority of the outstanding voting power of the Company immediately prior to the completion of such transaction beneficially own, directly or indirectly, a majority of the outstanding voting power of the Surviving Company (or a majority of the outstanding voting power of the direct or indirect parent of the Surviving Company, as the case may be) immediately following the completion of such transaction.

For purposes of this definition, the terms “person,” “beneficial owner,” “beneficial ownership” and “affiliate” shall have the meanings ascribed to such terms under Sections 13(d) and 3(a)(9) and Rule 13d-3 under the Securities Exchange Act of 1934 as amended, and Rule 501 under the Securities Act of 1933, as amended, as applicable; provided, that an executor shall not be considered a separate person from an affiliate.

(e)                                  Discharge for Cause.  The Company may discharge Executive at any time for “Cause,” upon written notice to the Executive.  For purposes hereof, “Cause” means any of the following: (i) a material and serious breach or neglect of Executive’s responsibilities; (ii) willful violation or disregard by Executive of standards of conduct established by law; (iii) willful violation or disregard by Executive of standards of conduct established by Company policy as may from time to time be communicated to Executive; (iv) fraud, willful misconduct, misappropriation of funds or other dishonesty committed by Executive; (v) Executive’s conviction of a crime of moral turpitude; (vi) any material misrepresentation made by Executive in this Agreement; or (vii) any material breach by Executive of any provision of this Agreement (including, without limitation, acceptance of employment with another company or performing work or providing advice to another company, as an employee, consultant or in any other similar capacity while still an employee of the Company).  For purposes of this Paragraph 9(e), an act or failure to act shall not be considered “willful” if done or omitted to be done with a reasonable belief that such act or failure to act: (A) did not violate any law or applicable standard of conduct and (B) was in the best interests of the Company.  In the event the Company determines a Cause event has occurred under subparagraphs (i), (ii), (iii), (vi) or (vii) of this Paragraph 9(e), the Company shall give Executive written notice detailing the specific event(s) constituting Cause and, if such event is curable in the sole discretion of the Board, Executive shall have a period of thirty (30) days following receipt of such notice to cure such event to the satisfaction of the Board.

(f)                                   Discharge without Cause.  Notwithstanding any other provision of this Agreement, Executive’s employment and any and all of the Company’s obligations under this Agreement (excluding any obligations the Company may have under Paragraph 10 below) may be terminated by the Company at any time without Cause, upon written notice to the Executive.

(g)                                  Resignation Without Good Reason; Retirement.  Executive may voluntarily resign without Good Reason or retire at any time upon 90 days’ prior written notice to the Company, provided that the Company may waive any portion of such notice period in its sole discretion.

10.                               Payments Upon Termination.

(a)                                 Discharge Without Cause or Resignation for Good Reason. If Executive is discharged without Cause or resigns for Good Reason during the Term, Executive shall receive a severance payment (the “Severance Payment”) equal to the sum of (i) the greater of (A) Executive’s Base Salary for the remainder of the Term, or (B) 150% of Base Salary, (ii) an amount equal to 18 multiplied by the monthly COBRA medical payment applicable to Executive as of the termination date, and (iii) an amount equal to the Annual Bonus that Executive would have received with respect to the fiscal year in which Executive is discharged without Cause or resigns for Good Reason during the Term, pro-rated based upon the number of days Executive was employed by the Company during such fiscal year.  The Severance Payment shall be payable 50% in a lump sum as of the six (6) month anniversary of Executive’s termination of employment and 50% in a lump sum as of the one-year anniversary of Executive’s termination of employment, provided that Executive signs and does not timely revoke a general release of claims (including, without limitation, contractual, common law and statutory claims) against the Company and its officers, directors, employees and agents in form and substance satisfactory to the Company. The Severance Payment shall be in lieu of any other payment to which Executive may be entitled by reason of any severance plan sponsored by the Company or otherwise.  Additionally, all of Executive’s then unvested restricted stock awarded pursuant to Paragraph 4(c)(ii)(A) herein will automatically vest in full.  All of Executive’s then unvested restricted stock awarded pursuant to Paragraph 4(c)(ii)(B) herein shall remain outstanding through the remainder of the applicable performance period (without regard to any continued employment requirement) and if or to the extent the performance provisions are attained shall become vested without regard to any continued employment requirement. Any unvested restricted stock awarded pursuant to Paragraph 4(c)(ii)(C) shall be forfeited.  Executive shall also receive any vested benefits to which Executive is entitled under the Company’s equity compensation plans and other employee benefit plans in accordance with, to the extent provided in, and subject to the restrictions and payout schedules contained in such plans.  Upon discharge without Cause or resignation for Good Reason, Executive shall have no duty to mitigate Executive’s damages (if any), and the amounts due Employee under this Paragraph 10(a) shall not be reduced by any payments received from other sources.

(b)                                 Death or Disability/Incapacity.

(i)                                     Upon the death of Executive, the sole entitlement of Executive’s estate will be to receive Base Salary for any days worked prior to Executive’s death, an amount equal to the Annual Bonus that Executive would have received with respect to the fiscal year in which death occurs (pro-rated based upon the number of days Executive was employed by the Company during such fiscal year), amounts payable to Executive on account of Executive’s death under any insurance or benefit plans or policies maintained by the Company, and any vested benefits to which Executive is entitled under the Company’s equity compensation plans and other employee benefit plans in accordance with, to the extent provided in, and subject to the restrictions and payout schedules contained in such plans.  Additionally, all of Executive’s then unvested restricted stock awarded pursuant to Paragraph 4(c)(ii)(A) herein will automatically vest in full.  All of Executive’s then unvested restricted stock awarded pursuant to Paragraph 4(c)(ii)(B) herein shall remain outstanding through the remainder of the applicable performance period (without regard to any continued employment requirement) and if or to the extent the performance provisions are attained shall become vested without regard to any continued employment requirement.  Any unvested restricted stock awarded pursuant to Paragraph 4(c)(ii)(C) shall be forfeited.

(ii)                                  Upon the termination of this Agreement as a result of Executive’s disability or incapacity, Executive’s sole entitlement will be to receive Base Salary for any days worked prior to the date of termination of this Agreement, an amount equal to the Annual Bonus that Executive would have received with respect to the fiscal year in which disability or incapacity occurs (pro-rated based upon the number of days Executive was employed by the Company during such fiscal year), amounts payable to Executive on account of Executive’s disability or incapacity under any insurance or benefit plans or policies maintained by the Company, and any vested benefits to which Executive is entitled under the Company’s equity compensation plans and other employee benefit plans in accordance with, to the extent provided in, and subject to the restrictions and payout schedules contained in such plans.  Additionally, all of Executive’s then unvested restricted stock awarded pursuant to Paragraph 4(c)(ii)(A) herein will automatically vest in full.  All of Executive’s then unvested restricted stock awarded pursuant to Paragraph 4(c)(ii)(B) herein shall remain outstanding through the remainder of the applicable performance period (without regard to any continued employment requirement) and if or to the extent the performance provisions are attained shall become vested without regard to any continued employment requirement. Any unvested restricted stock awarded pursuant to Paragraph 4(c)(ii)(C) shall be forfeited.

(c)                                  Discharge for Cause, Resignation by Executive without Good Reason or Retirement.  If Executive is discharged by the Company for Cause, if Executive resigns without Good Reason or if Executive retires, Executive’s sole entitlement will be the receipt of Base Salary for any days worked through the date of termination and any vested benefits to which Executive is entitled under the Company’s stock option and employee benefit plans in accordance with, to the extent provided in, and subject to the restrictions and payout schedules contained in those plans.

(d)                                 Change of Control.

(i)                                     Upon a Change of Control as defined in Paragraph 9(d) while Executive is employed pursuant to this Agreement, if Executive is discharged without Cause or resigns with Good Reason in the period from the time of the consummation of the Change of the Control until one year following the consummation of the Change of Control, then, in lieu of the Severance Payment provided in Paragraph 10(a) above, Executive shall receive a payment (the “Change of Control Payment”) equal to the sum of (i) 1.5 multiplied by Base Salary, (ii) 1.5 multiplied by the Average Annual Bonus, (iii) an amount equal to 18 multiplied by the monthly COBRA medical payment applicable to Executive as of the termination date, and (iv) an amount equal to the Annual Bonus that Executive would have received with respect to the fiscal year in which Executive is discharged without Cause or resigns for Good Reason during the Term, pro-rated based upon the number of days Executive was employed by the Company during such fiscal year.  For purposes hereof, “Average Annual Bonus” means the average Annual Bonus that Executive received during the Term; provided, however, that if only one Annual Bonus was paid to Executive during the Term then that amount shall constitute the “Average Annual Bonus.”  The Change of Control Payment shall be payable 50% in a lump sum as of the six (6) month anniversary of Executive’s termination of employment and 50% in a lump sum as of the one-year anniversary of Executive’s termination of employment, provided that Executive signs and does not timely revoke a general release of claims (including, without limitation, contractual, common law and statutory claims) against the Company and its officers, directors, employees and agents in form and substance satisfactory to the Company.  The Change of Control Payment shall be in lieu of any other payment to which Executive may be entitled by reason of any severance plan sponsored by the Company or otherwise.

(ii)                                  Upon a Change of Control while Executive is employed pursuant to this Agreement, the vesting of equity awards held by Executive shall be governed by the terms of such equity awards.  Notwithstanding the foregoing, if Executive is discharged without Cause or resigns with Good Reason in the period from the time of the consummation of the Change of the Control until one year following the consummation of the Change of Control, all of Executive’s then unvested restricted stock awarded pursuant to Paragraph 4(c)(ii)(A) herein will automatically vest in full and all of Executive’s then unvested restricted stock awarded pursuant to Paragraph 4(c)(ii)(B) herein shall remain outstanding through the remainder of the applicable performance period (without regard to any continued employment requirement) and if or to the extent the performance provisions are attained shall become vested without regard to any continued employment requirement.  Any unvested restricted stock awarded pursuant to Paragraph 4(c)(ii)(C) shall be forfeited.  Executive shall also receive any vested benefits to which Executive is entitled under the Company’s equity compensation plans and other employee benefit plans in accordance with, to the extent provided in, and subject to the restrictions and payout schedules contained in such plans.

(iii)                               Notwithstanding any other provision of this Agreement, if the aggregate present value of the “parachute payments” to the Executive, determined under Section 280G(b) of the Internal Revenue Code of 1986, as amended (the “Code”), would be at least three times the “base amount” determined under Code Section 280G, then the “280G Permitted Payment” shall be the maximum benefit that may be realized upon a Change of Control under this Paragraph 10(d) such that the aggregate present value of such “parachute payments” to Executive is less than three times Executive’s “base amount.” In addition, in the event the aggregate present value of the parachute payments to Executive would be at least three times Executive’s base amount even after a reduction of the Change of Control benefits to $0 (all as determined for purposes of Code Section 280G, compensation otherwise payable under this Agreement and any other amount payable hereunder or any other severance plan, program, policy or obligation of the Company or any other affiliate thereof that would constitute “parachute payments” shall be reduced so that the aggregate present value of all “parachute payments” to Executive, as determined under Code Section 280G(b) is less than three times Executive’s base amount. Any decisions regarding the requirement or implementation of such reductions shall be made by such tax counsel as may be selected by the Company and acceptable to Executive.

11.                               Company Property.  All advertising, sales, manufacturers’ and other materials or articles or information, including, without limitation, data processing reports, customer sales analyses, invoices, price lists, documents (tangible or electronic) or information or any other materials or data of any kind furnished to Executive by the Company or developed by Executive on behalf of the Company or at the Company’s direction or for the Company’s use or otherwise in connection with Executive’s employment with the Company, are and shall remain the sole and confidential property of the Company.

12.                               Non-Solicitation, Non-Competition and Confidentiality.  To the maximum extent permissible by law:

(a)                                 During Executive’s employment with the Company and for a period of one year after the termination of Executive’s employment with the Company for any reason whatsoever, whether by Executive or by the Company and whether during the term of this Agreement or subsequent to the expiration of this Agreement, Executive shall not, directly or indirectly, solicit, induce, encourage, influence or otherwise cause any customer, employee, consultant, independent contractor or supplier of the Company to change his, her or its business relationship with or terminate employment with the Company.

(b)                                 During Executive’s employment with the Company and for a period of one year after the termination of Executive’s employment with the Company for any reason whatsoever, whether by Executive or by the Company and whether during the term of this Agreement or subsequent to the expiration of this Agreement, Executive shall not be engaged by or engage in business with (as a principal, partner, director, officer, agent, employee, consultant, owner, independent contractor or otherwise) or be financially interested in (other than any investment approved by the Board of Directors) any Competitor of the Company in the United States.  For purposes of this Agreement, “Competitor” means any person or entity conducting business in the retail department store industry, including but not limited to each of Macy’s Inc., Dillard’s Inc., Kohl’s Corporation, Belk, Inc. and J.C. Penney, Inc. and the affiliates and successors of each of them.  Executive’s passive ownership of less than 2% of any class of securities of a company shall not constitute a violation of the first sentence of this Subparagraph 12(b).

(c)                                  During Executive’s employment with the Company and at all times thereafter, and except as required by law, Executive shall not use for Executive’s personal benefit, or disclose, communicate or divulge to, or use for the direct or indirect benefit of, any person, firm, association or company other than the Company, any confidential information of the Company that Executive acquires in the course of Executive’s employment, which is not otherwise lawfully known by and readily available to the general public. This confidential information includes, but is not limited to: any material referred to in Paragraph 11 or any non-public information regarding the business, marketing, legal or accounting methods, policies, plans, procedures, strategies or techniques; research or development projects or results; trade secrets or other knowledge or processes of or developed by the Company; names and addresses of employees, suppliers or customers. Executive confirms that such information is confidential and constitutes the exclusive property of the Company, and agrees that, immediately upon Executive’s termination, whether by Executive or by the Company and whether during the term of this Agreement or subsequent to the expiration of this Agreement, Executive shall deliver to the Company all correspondence, documents, books, records, lists, computer programs and other writings relating to the Company’s business; and Executive shall retain no copies, regardless of where or by whom said writings were kept or prepared.

(d)                                 Both during Executive’s employment with the Company and following the termination of Executive’s employment with the Company for any reason whatsoever, whether by Executive or by the Company and whether during the term of this Agreement or subsequent to the expiration of the Agreement, Executive shall, upon reasonable notice, furnish to the Company such information pertaining to Executive’s employment with the Company as may be in Executive’s possession.  The Company shall reimburse Executive for all reasonable expenses incurred by Executive in fulfilling Executive’s obligation under this subparagraph (d).

(e)                                  The provisions of subparagraphs (a), (b), (c) and (d) of this Paragraph 12 shall survive the cessation of Executive’s employment for any reason, as well as the expiration of this Agreement at the end of the Term or the termination of this Agreement at any time prior thereto.

(f)                                   Executive acknowledges that the restrictions contained in this Paragraph 12, in view of the nature of the business in which the Company is engaged and the Executive’s position with the Company, are reasonable and necessary to protect the legitimate interests of the Company, and that any violation of those restrictions would result in irreparable injury to the Company.  Executive therefore consents and agrees that, notwithstanding anything to the contrary in Paragraph 29 of this Agreement, in the event of a breach or threatened breach of any of the restrictions contained in this Paragraph 12, the Company shall be entitled to seek a temporary, preliminary and/or permanent injunction and/or other equitable relief against such breach or threatened breach from any court of competent jurisdiction, without the necessity of showing any actual damages or that money damages would not afford an adequate remedy, and without the necessity of posting any bond or other security.  The aforementioned relief shall be in addition to, and not in lieu of, any other legal remedies, monetary damages or other available forms of relief.

(g)                                  Executive agrees that if any or any portion of the foregoing covenants, or the application thereof, is construed to be invalid or unenforceable, the remainder of such covenant or covenants or the application thereof shall not be affected and the remaining covenant or covenants will then be given full force and effect without regard to the invalid or unenforceable portions. If any covenant is held to be unenforceable because of the area covered, the duration thereof, or the scope thereof, Executive agrees that the Court making such determination shall have the power to reduce the area and/or the duration, and/or limit the scope thereof, and the covenant shall then be enforceable in its reduced form. If Executive violates any of the restrictions contained in subparagraphs (a) or (b), the period of such violation (from the commencement of any such violation until such time as such violation shall be cured by Executive to the satisfaction of the Company) shall not count toward or be included in the restrictive period contained in subparagraphs (a) and (b).

(h)                                 For purposes of Paragraphs 11 and 12 of this Agreement, the term “Company” shall include not only The Bon-Ton Stores, Inc., but also any of its successors,

assigns, subsidiaries or affiliates. Executive consents to the assignment of this Agreement to any purchaser of the Company or a substantial portion of its assets.

13.                               Other Tax Matters.

(a)                                 Executive agrees that Executive is responsible for paying any and all federal, state and local income taxes assessed with respect to any money, benefits or other consideration received from the Company and that the Company is entitled to withhold any tax payments from amounts otherwise due Executive to the extent required by applicable statutes, rulings or regulations.

(b)                                 Compliance With Code Section 409A.

(i)                                     Notwithstanding anything to the contrary herein, no payment otherwise required to be made hereunder that the Company determines constitutes a payment of nonqualified deferred compensation for purposes of Section 409A of the Code shall be paid to Executive at a time or in a manner that will be treated as a violation of the distribution rules of Code Section 409A(a)(2) and no alternative form of payment of such amount(s) shall be permitted to be made hereunder if such alternative benefit form would violate any of the requirements of Code Section 409A(a)(3) or (4) relating to acceleration of benefits and changes in time and form of distribution (taking into account any regulations or other guidance issued by Treasury or the Internal Revenue Service with regard to these Code provisions as may be in effect from time to time).

(ii)                                  The intent of this provision is to ensure that no additional tax liabilities are imposed on any payments or benefits provided hereunder pursuant to Code Section 409A, and may require, for example, a delay in commencement of payments until six months after Executive’s termination of employment with the Company. In the event any payment is delayed by reason of this Paragraph 13, such payment shall, when made, be increased by an amount representing “interest” from the date payment would otherwise have been made, through the date payment is actually made, calculated using the Company’s cost of borrowing as the interest rate, as determined by the Company at its discretion.

14.                               Legal Fees. The Company shall reimburse Executive for reasonable attorney’s fees expended by Executive in the review and negotiation of this Agreement, up to a maximum of $10,000.  Any legal fees reimbursed hereunder shall be reimbursed to the Executive within a reasonable time after submission of invoices to the Company but (a) in the case of legal fees incurred within the 2014 calendar year, no later than December 31, 2015; and (b) in the case of legal fees incurred within the 2015 calendar year, no later than December 31, 2016.

15.                               Company Policies.  Executive acknowledges that Executive is subject to, and agrees to comply with, among other policies adopted by the Company from time to time which may be applicable to Executive, (a) any Company policy regarding a “clawback” of compensation in certain circumstances, (b) the Company’s stock ownership policy applicable to the Company’s senior executives, (c) any Company policy regarding releases of claims against the Company, and (d) the Company’s policy regarding trading in Company securities.

16.                               Prior Agreements.

(a)                                 Executive represents that there are no restrictions, agreements or understandings whatsoever to which Executive is a party, including but limited to the Prior Employment Agreement, that could impact upon Executive’s employment under this Agreement or that would prevent or make unlawful Executive’s execution of this Agreement or Executive’s employment and performance hereunder.

(b)                                 Executive agrees that Executive will not use or disclose any confidential or proprietary information of any of Executive’s prior employers during the course of Executive’s employment under this Agreement.

17.                               Medical Examination.  This Agreement, the Company’s offer of employment and Executive’s employment by the Company hereunder are contingent on Executive’s successful completion of a pre-employment medical examination conducted by a physician selected by the Company.  Notwithstanding the foregoing, Executive may submit the results of a recent medical examination in lieu of a pre-employment examination conducted by a physician selected by the Company and, if such results are accepted by the Company’s healthcare consultant, no pre-employment examination shall be required.

18.                               Entire Understanding. This Agreement and the Exhibits hereto contain the entire understanding between the Company and Executive with respect to the subject matter hereof and supersede all prior and contemporary agreements and understandings, inducements or conditions, express or implied, written or oral, between the Company and Executive except as herein contained. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

19.                               Modifications. This Agreement may not be modified orally but only by written agreement signed by Executive and the Company’s Chairman of the Board or such other person as the Board may designate specifically for this purpose.

20.                               Provisions Separable. The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

21.                               Consolidation, Merger or Sale of Assets. Nothing in this Agreement shall preclude the Company from consolidating or merging into or with, or transferring all or substantially all of its assets to, another entity that assumes this Agreement and all obligations and undertakings of the Company hereunder. Under such a consolidation, merger or transfer of assets and assumption, the term “the Company” as used herein, shall mean such other entity and this Agreement shall continue in full force and effect.

22.                               Notices. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received when delivered (personally, by courier service such as UPS or by messenger) or when deposited in the United States mails, registered or certified mail, postage pre-paid, return receipt requested, addressed as set forth below:

(a)                                 If to the Company:

The Bon-Ton Stores, Inc.

2801 East Market Street

York, PA 17402

Attention: Chairman of the Board

with a copy to:

The Bon-Ton Stores, Inc.

2801 East Market Street

York, PA 17402

Attention: General Counsel

(b)                                 If to Executive:

Kathryn Bufano

13105 Ninebark Trail

Charlotte, NC 28278

In addition, notice by mail shall be by air mail or courier if posted outside of the continental United States. Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this Paragraph for the giving of notice.

23.                               No Attachment.  Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation or to execution, attachment, levy or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect.

24.                               Binding Agreement.  This Agreement shall be binding upon, and shall inure to the benefit of the Company and its successors, representatives, and assigns and shall be binding upon Executive, Executive’s heirs, executors and legal representatives.

25.                               No Assignment by Executive.  Executive acknowledges that the services to be rendered by Executive are unique and personal.  Accordingly, Executive may not assign or delegate any of Executive’s rights or obligations hereunder.

26.                               Indulgences.  Neither the failure nor any delay on the part of either party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

27.                               Paragraph Headings.  The paragraph headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

28.                               Controlling Law.  This Agreement and all questions relating to its validity, interpretation, performance and enforcement (including, without limitation, provisions concerning limitations of actions), shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, notwithstanding any conflict-of-laws doctrines of such state or any other jurisdiction to the contrary, and without the aid of any canon, custom or rule of law requiring construction against the draftsman.

29.                               Arbitration.  Other than with respect to disputes, controversies or claims under Paragraph 12 of this Agreement, the parties agree that any disputes, controversies or claims arising out of or related to this Agreement or any breach of this Agreement shall be submitted to and decided by binding arbitration.  Arbitration shall be administered exclusively by the American Arbitration Association (“AAA”) and shall be conducted consistent with the AAA’s Employment Arbitration Rules and Procedures.  There shall be three arbitrators.  The parties agree that one arbitrator shall be appointed by each party within 20 days of receipt of respondent of the Request for Arbitration or in default thereof appointed by the AAA in accordance with its Employment Arbitration Rules and Procedures, and the third, presiding, arbitrator shall be appointed by agreement of the two party-appointed arbitrators within 14 days of the appointment of the second arbitrator or in default of such agreement, by the AAA in accordance with its Employment Arbitration Rules and Procedures.  Any arbitral award determination shall be final and binding upon the parties and may be entered and enforced in any court having jurisdiction.  The costs of any arbitration (including the costs of the arbitrators) shall be borne equally by the parties.  Any arbitration shall be conducted in the Milwaukee, Wisconsin metropolitan area.

30.                               Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties hereto.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have duly executed and delivered this Agreement as of the date first above written.

THE BON-TON STORES, INC.

By:	/s/ Tim Grumbacher
Tim Grumbacher,
Chairman of the Board of Directors

EXECUTIVE:

/s/ Kathryn Bufano
Kathryn Bufano

EXHIBIT A

FORM OF

THE BON-TON STORES, INC.

RESTRICTED STOCK AGREEMENT

This Restricted Stock Agreement dated as of August 25, 2014 (“Agreement”), is between The Bon-Ton Stores, Inc. (the “Company”) and Kathryn Bufano (“Grantee”).

1.                                      Definitions.  As used herein:

(a)                                 “Committee” means the Human Resources and Compensation Committee of the Board of Directors of the Company, or such other committee as may be designated by the Board of Directors pursuant to the Plan.

(b)                                 “Date of Grant” means August 25, 2014, the date on which the Company awarded the Restricted Stock (the “Award”).

(c)                                  “Employment Agreement” means the Employment Agreement between Grantee and the Company dated July 28, 2014 and effective as of August 25, 2014, as amended from time to time.

(d)                                 “Forfeiture Date” means any date during the Restricted Period on which Grantee’s employment with the Company or an Affiliate of the Company terminates for any reason other than (i) Death; (ii) Disability or Incapacity (as defined in the Employment Agreement), (iii) Grantee’s resignation for Good Reason (as defined in the Employment Agreement), or (iv) Grantee’s discharge without Cause (as defined in the Employment Agreement). For purposes of this Agreement, “Affiliate” shall mean a corporation that is a parent corporation or a subsidiary corporation with respect to the Company within the meaning of Section 424(e) or (f) of the Internal Revenue Code of 1986, as amended (the “Code”).

(e)                                  “Plan” means The Bon-Ton Stores, Inc. 2009 Omnibus Incentive Plan, as may be amended from time to time.

(f)                                   “Restricted Period” with respect to any shares of Restricted Stock (as hereinafter defined) means the period beginning on the Date of Grant and ending on the Vesting Date for such shares.

(g)                                  “Vesting Date” means the earlier of: (i) the date of Grantee’s termination of employment by reason of (A) Death; (B) Disability or Incapacity (as defined in the Employment Agreement), (C) Grantee’s resignation for Good Reason (as defined in the Employment Agreement), or (D) Grantee’s discharge without Cause (as defined in the Employment Agreement), and (ii) the date or dates set as upon which the Restricted Stock shall vest.

All other capitalized terms used herein shall have the meaning set forth in the Plan except to the extent the context clearly requires otherwise. This Agreement is intended to be consistent with the terms of the Plan and is subject in all regards to the terms of the Plan. In any case where there is a conflict between the terms of this Agreement and the terms of the Plan, the conflict shall be resolved in favor of the Plan.

Notwithstanding anything contained in this Agreement or the Plan documents to the contrary, it is expressly agreed and understood that all of the Grantee’s then unvested Restricted Stock granted pursuant to this Agreement shall immediately vest in full in the event Grantee’s employment with the Company is terminated without Cause (as defined in the Employment Agreement), Grantee resigns for Good Reason (as defined in the Employment Agreement), Grantee’s employment is terminated due to Death, or Grantee’s employment is terminated due to Disability or Incapacity (as defined in the Employment Agreement).

2.                                      Grant of Restricted Stock.  Subject to the terms and conditions set forth herein and in the Plan, the Company grants to Grantee 175,000 shares of the Company’s Common Stock, par value $.01 (the “Restricted Stock”). The Restricted Stock shall vest as follows: (a) 87,500 shares of the Restricted Stock shall vest on the date that is two years following the Date of Grant; and (c) 87,500 shares of the Restricted Stock shall vest on the date that is three years following the Date of Grant.

3.                                      Restrictions on Restricted Stock.  Subject to the terms and conditions set forth herein and in the Plan, Grantee shall not be permitted to sell, transfer, pledge or assign any Restricted Stock during such shares’ Restricted Period.

4.                                      Lapse of Restrictions.  Subject to the terms and conditions set forth herein and in the Plan, the restrictions on Restricted Stock set forth in Paragraph 3 shall lapse on such shares’ applicable Vesting Date; provided, however, that on such Vesting Date Grantee is, and has continuously been, an employee of the Company or an Affiliate of the Company during such shares’ Restricted Period.

5.                                      Forfeiture of Restricted Stock.  Subject to the terms and conditions set forth herein and in the Plan, if Grantee’s employment with the Company or an Affiliate of the Company terminates during the Restricted Period for any reason other than (i) Death, (ii) Disability or Incapacity (as defined in the Employment Agreement), (iii) Grantee’s resignation for Good Reason (as defined in the Employment Agreement), or (iv) Grantee’s discharge without Cause (as defined in the Employment Agreement), Grantee shall forfeit any Restricted Stock still subject to restrictions as of the Forfeiture Date. Upon a forfeiture of any shares of Restricted Stock as provided in this Paragraph 5, the shares of Restricted Stock so forfeited shall be reacquired by the Company without consideration.

6.                                      Rights of Grantee.  Except for the restrictions set forth in Paragraph 3, during the Restricted Period Grantee shall have all of the rights of a shareholder with respect to the Restricted Stock, including the right to vote the Restricted Stock to the same extent that such shares could be voted if they were not subject to the restrictions set forth in this Agreement. Any cash dividends payable with respect to the Restricted Stock during the Restricted Period shall be paid to Grantee. Any extraordinary dividends or dividends that are in the nature of a distribution of shares or are otherwise equivalent to a stock split, shall be subject to the same restrictions as apply to the Restricted Stock with respect to which such extraordinary dividends or shares were

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issued and shall be forfeited in accordance with Paragraph 5 unless the restrictions lapse in accordance with Paragraph 4.

7.                                      Change of Control of the Company.  In the event of a Change of Control, if any equity awards are not converted or replaced as a result of a Change of Control, all of Grantee’s then unvested Restricted Stock awarded herein will automatically vest in full.

8.                                      Notices. Any notice to be given to the Company shall be addressed to the General Counsel of the Company at its principal executive office, and any notice to be given to Grantee shall be addressed to Grantee at the address then appearing on the personnel records of the Company or the Affiliate of the Company by which he or she is employed, or at such other address as either party hereafter may designate in writing to the other. Any such notice shall be deemed to have been duly given when personally delivered, sent by recognized courier service, or by other messenger, or when deposited in the United States mail, addressed as aforesaid, registered or certified mail, and with proper postage and registration or certification fees prepaid.

9.                                      Securities Laws. The Committee may from time to time impose any conditions on the Restricted Stock as it deems necessary or advisable to ensure that all rights granted under the Plan satisfy the conditions of Rule 16b-3 promulgated pursuant to the Securities Exchange Act of 1934, as amended.

10.                               Delivery of Shares. Upon a Vesting Date, the Company shall notify Grantee (or Grantee’s personal representative, heir or legatee in the event of Grantee’s Death) that the restrictions on the Restricted Stock have lapsed, and shall, without payment from Grantee for such Restricted Stock, upon such Grantee’s request deliver a certificate for such Restricted Stock without any legend or restrictions, except for such restrictions as may be imposed by the Committee, in its sole judgment, under Paragraph 9, provided that no certificates for shares will be delivered to Grantee (or to his or her personal representative, heir or legatee) until appropriate arrangements have been made with the Company for the withholding of any taxes which may be due with respect to such shares. The Company may condition delivery of certificates for shares upon the prior receipt from Grantee of any undertakings which it may determine are required to assure that the certificates are being issued in compliance with federal and state securities laws. The right to payment of any fractional shares shall be satisfied in cash, measured by the product of the fractional amount times the Fair Market Value of a share on the Vesting Date.

11.                               Status of Restricted Stock. The Restricted Stock is intended to constitute property that is subject to a substantial risk of forfeiture during the Restricted Period, and subject to federal income tax in accordance with section 83 of the Code. Section 83 generally provides that Grantee will recognize compensation income with respect to the Restricted Stock on such Restricted Stock’s Vesting Date in an amount equal to the then fair market value of the shares for which restrictions have lapsed. Alternatively, Grantee may elect, pursuant to Section 83(b) of the Code, to recognize compensation income for all or any part of the Restricted Stock at the Date of Grant in an amount equal to the fair market value of the Restricted Stock subject to the election on the Date of Grant. Such election must be made within 30 days of the Date of Grant and Grantee shall immediately notify the Company if such an election is made. Grantee should consult his or her tax advisors to determine whether a Section 83(b) election is appropriate.

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12.                               Administration. This Award has been granted pursuant to and is subject to the terms and provisions of the Plan. All questions of interpretation and application of the Plan and this Award shall be determined by the Committee. The Committee’s determination shall be final, binding and conclusive.

13.                               Award Not to Affect Employment. Nothing herein contained shall affect the right of the Company or any Affiliate to terminate Grantee’s employment, services, responsibilities, duties, or authority to represent the Company or any Affiliate at any time for any reason whatsoever.

14.                               Withholding of Taxes. Whenever the Company proposes or is required to deliver or transfer shares in connection with this Award, the Company shall have the right to (a) require Grantee to remit to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery or transfer of any certificate or certificates for such shares or (b) take whatever action it deems necessary to protect its interest with respect to tax liabilities.

15.                               Governing Law. The validity, performance, construction and effect of this Agreement shall be governed by the laws of the Commonwealth of Pennsylvania, without giving effect to principles of conflicts of law.

16.                               Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

[Signature page follows.]

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IN WITNESS WHEREOF, the parties, intending to be legally bound, have executed this Agreement as of the day and year first above written.

THE BON-TON STORES, INC.

By:
Tim Grumbacher,
Chairman of the Board of Directors

Grantee:

Kathryn Bufano

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EXHIBIT B

FORM OF

THE BON-TON STORES, INC.

RESTRICTED STOCK AGREEMENT - PERFORMANCE SHARES

This Restricted Stock Agreement — Performance Shares dated as of August 25, 2014 (“Agreement”), is between The Bon-Ton Stores, Inc. (the “Company”) and Kathryn Bufano (the “Grantee”).

1.                                      Definitions. As used herein:

(a)                                 “Committee” means the Human Resources and Compensation Committee of the Board of Directors of the Company, or such other committee as may be designated by the Board of Directors pursuant to the Plan.

(b)                                 “Date of Grant” means August 25, 2014, the date on which the Company awarded the Restricted Stock (the “Award”).

(c)                                  “Employment Agreement” means the Employment Agreement dated July 28, 2014 and effective as of August 25, 2014 between Grantee and the Company, as amended from time to time.

(d)                                 “Forfeiture Date” means any date during the Restricted Period on which Grantee’s employment with the Company or an Affiliate of the Company terminates for any reason other than (i) Death; (ii) Disability or Incapacity (as defined in the Employment Agreement), (iii) Grantee’s resignation for Good Reason (as defined in the Employment Agreement), or (iv) Grantee’s discharge without Cause (as defined in the Employment Agreement). For purposes of this Agreement, “Affiliate” shall mean a corporation that is a parent corporation or a subsidiary corporation with respect to the Company within the meaning of Section 424(e) or (f) of the Internal Revenue Code of 1986, as amended (the “Code”)..

(e)                                  “Plan” means The Bon-Ton Stores, Inc. 2009 Omnibus Incentive Plan, as may be amended from time to time.

(f)                                   “Restricted Period” with respect to any shares of Restricted Stock (as hereinafter defined) means the period beginning on the Date of Grant and ending on the Vesting Date for such shares.

(g)                                  “Vesting Date” means the date or dates set as upon which the Restricted Stock shall vest.

All other capitalized terms used herein shall have the meaning set forth in the Plan except to the extent the context clearly requires otherwise. This Agreement is intended to be consistent with the terms of the Plan and is subject in all regards to the terms of the Plan. All determinations regarding the vesting of Restricted Stock hereunder shall be made by the Committee consistent with the Plan’s provisions regarding performance-based compensation. In any case where there is a conflict between the terms of this Agreement and the terms of the Plan, the conflict shall be resolved in favor of the Plan.

Notwithstanding anything contained in this Agreement or the Plan documents to the contrary, in the event Grantee’s employment with the company is terminated without Cause (as defined in the Employment Agreement), Grantee resigns for Good Reason (as defined in the Employment Agreement), Grantee’s employment is terminated due to Death, or Grantee’s employment is terminated due to Disability or Incapacity (as defined in the Employment Agreement), it is expressly agreed and understood that all of the Grantee’s then unvested Restricted Stock granted pursuant to this Agreement shall remain outstanding through the remainder of the applicable performance period (without regard to any continued employment requirement) and if or to the extent the performance provisions are attained shall become vested without regard to any continued employment requirement.

2.                                      Grant of Restricted Stock.  Subject to the terms and conditions set forth herein and in the Plan, the Company grants to Grantee 175,000 shares of the Company’s Common Stock, par value $.01 (the “Restricted Stock”). The Restricted Stock is subject to vesting (or forfeiture) on the basis of the achievement of certain performance goals established for the Company’s 2014, 2015 and 2016 fiscal years (i.e., the fiscal years ending on or about January 31, 2015, January 30, 2016, and January 28, 2017, respectively). Except as otherwise provided herein, the Restricted Stock shall vest (or be forfeited) as follows:

(a)                                 Fiscal Year 2014.

(i)                                     2014 Fiscal Year Performance Targets. 75,000 shares of the Restricted Stock shall become vested or shall be forfeited as a result of the achievement or non-achievement of performance targets for the selected performance metrics established for the Company’s 2014 fiscal year by the Committee.  Subject to the terms of the Employment Agreement, these performance targets have been determined by the Committee consistent with the Plan and in the normal course (i.e., in the first quarter of the Company’s 2014 fiscal year).

(ii)                                  2014 Fiscal Year Vesting Date. The Vesting Date with respect to such Restricted Stock shall be as of January 31, 2015, subject to the Committee’s certification in writing of its determination of the level of achievement of the performance goals established in connection with the vesting of such shares of Restricted Stock (without regard to whether Grantee has remained employed by the Company or an Affiliate of the Company after the Vesting Date).  Any portion of such Restricted Stock not vested as a result of such determination shall be considered as having been forfeited as of January 31, 2015.

(b)                                 Fiscal Year 2015.

(i)                                     2015 Fiscal Year Performance Targets. 50,000 shares of the Restricted Stock shall become vested or shall be forfeited as a result of the achievement or non-achievement of performance targets for the selected performance metrics to be established for the Company’s 2015 fiscal year by the Committee.  Subject to the terms of the Employment Agreement, these performance targets shall be determined by the Committee consistent with the Plan and in the normal course (i.e., in the first quarter of the Company’s 2015 fiscal year).

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(ii)                                  2015 Fiscal Year Vesting Date. The Vesting Date with respect to such Restricted Stock shall be as of January 30, 2016, subject to the Committee’s certification in writing of its determination of the level of achievement of the performance goals established in connection with the vesting of such shares of Restricted Stock (without regard to whether Grantee has remained employed by the Company or an Affiliate of the Company after the Vesting Date). Any portion of such Restricted Stock not vested as a result of such determination shall be considered as having been forfeited as of January 30, 2016.

(c)                                  Fiscal Year 2016.

(i)                                     2016 Fiscal Year Performance Targets. 50,000 shares of the Restricted Stock shall become vested or shall be forfeited as a result of the achievement or non-achievement of performance targets for the selected performance metrics to be established for the Company’s 2016 fiscal year by the Committee.  Subject to the terms of the Employment Agreement, these performance targets shall be determined by the Committee consistent with the Plan and in the normal course (i.e., in the first quarter of the Company’s 2016 fiscal year).

(ii)                                  2016 Fiscal Year Vesting Date. The Vesting Date with respect to such Restricted Stock shall be as of January 28, 2017, subject to the Committee’s certification in writing of its determination of the level of achievement of the performance goals established in connection with the vesting of such shares of Restricted Stock (without regard to whether Grantee has remained employed by the Company or an Affiliate of the Company after the Vesting Date).  Any portion of such Restricted Stock not vested as a result of such determination shall be considered as having been forfeited as of January 28, 2017.

(d)                                 Death; Disability or Incapacity; Resignation for Good Reason; Discharge without Cause.  Notwithstanding the foregoing, if Grantee’s employment with the Company is terminated as a result of (i) Death, (ii) Disability or Incapacity (as defined in the Employment Agreement), (iii) Grantee’s resignation for Good Reason (as defined in the Employment Agreement), or (iv) Grantee’s discharge without Cause (as defined in the Employment Agreement), all of the Grantee’s then unvested Restricted Stock granted pursuant to this Agreement shall remain outstanding through the remainder of the applicable performance period (without regard to any continued employment requirement) and if or to the extent the performance provisions are attained shall become vested without regard to any continued employment requirement.  In any situation subject to this Paragraph 2(d) of the Agreement, the Vesting Date shall be the end of the fiscal year coinciding with the end of the applicable performance period, i.e., January 31, 2015, January 30, 2016, or January 28, 2017, as the case may be.

3.                                      Restrictions on Restricted Stock.  Subject to the terms and conditions set forth herein and in the Plan, Grantee shall not be permitted to sell, transfer, pledge or assign any Restricted Stock during such shares’ Restricted Period.

4.                                      Lapse of Restrictions.  Subject to the terms and conditions set forth herein and in the Plan, the restrictions on Restricted Stock set forth in Paragraph 3 shall lapse on such shares’ applicable Vesting Date; provided, however, that on such Vesting Date Grantee is, and has

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continuously been, an employee of the Company or an Affiliate of the Company during such shares’ Restricted Period.

5.                                      Forfeiture of Restricted Stock.  Subject to the terms and conditions set forth herein and in the Plan, if Grantee’s employment with the Company or an Affiliate of the Company terminates during the Restricted Period for any reason other than (i) Death, (ii)  Disability or Incapacity (as defined in the Employment Agreement), (iii) Grantee’s resignation for Good Reason (as defined in the Employment Agreement), or (iv) Grantee’s discharge without Cause (as defined in the Employment Agreement), Grantee shall forfeit any Restricted Stock still subject to restrictions as of the Forfeiture Date. Upon a forfeiture of any shares of Restricted Stock as provided in this Paragraph 5, the shares of Restricted Stock so forfeited shall be reacquired by the Company without consideration.

6.                                      Rights of Grantee.  Except for the restrictions set forth in Paragraph 3, during the Restricted Period Grantee shall have all of the rights of a shareholder with respect to the Restricted Stock, including the right to vote the Restricted Stock to the same extent that such shares could be voted if they were not subject to the restrictions set forth in this Agreement. However, cash dividends payable with respect to the Restricted Stock during the Restricted Period shall not accrue or be paid to Grantee. Any extraordinary dividends or dividends that are in the nature of a distribution of shares or are otherwise equivalent to a stock split, shall be subject to the same restrictions as apply to the Restricted Stock with respect to which such extraordinary dividends or shares were issued and shall be forfeited in accordance with Paragraph 5 unless the restrictions lapse in accordance with Paragraph 4.

7.                                      Change of Control of the Company.  In the event of a Change of Control, if any equity awards are not converted or replaced, all of Grantee’s then unvested Restricted Stock awarded herein will automatically vest in full.

8.                                      Notices.  Any notice to be given to the Company shall be addressed to the General Counsel of the Company at its principal executive office, and any notice to be given to Grantee shall be addressed to Grantee at the address then appearing on the personnel records of the Company or the Affiliate of the Company by which he or she is employed, or at such other address as either party hereafter may designate in writing to the other. Any such notice shall be deemed to have been duly given when personally delivered, sent by recognized courier service, or by other messenger, or when deposited in the United States mail, addressed as aforesaid, registered or certified mail, and with proper postage and registration or certification fees prepaid.

9.                                      Securities Laws.  The Committee may from time to time impose any conditions on the Restricted Stock as it deems necessary or advisable to ensure that all rights granted under the Plan satisfy the conditions of Rule 16b-3 promulgated pursuant to the Securities Exchange Act of 1934, as amended.

10.                               Delivery of Shares.  Upon a determination that the Restricted Stock has become vested, the Company shall notify Grantee (or Grantee’s personal representative, heir or legatee in the event of Grantee’s Death) that the restrictions on the Restricted Stock have lapsed, and shall, without payment from Grantee for such Restricted Stock, upon such Grantee’s request deliver a certificate for such Restricted Stock without any legend or restrictions, except for such

4

restrictions as may be imposed by the Committee, in its sole judgment, under Paragraph 9, provided that no certificates for shares will be delivered to Grantee (or to his or her personal representative, heir or legatee) until appropriate arrangements have been made with the Company for the withholding of any taxes which may be due with respect to such shares. The Company may condition delivery of certificates for shares upon the prior receipt from Grantee of any undertakings which it may determine are required to assure that the certificates are being issued in compliance with federal and state securities laws. The right to payment of any fractional shares shall be satisfied in cash, measured by the product of the fractional amount times the Fair Market Value of a share on the Vesting Date.

11.                               Status of Restricted Stock.  The Restricted Stock is intended to constitute property that is subject to a substantial risk of forfeiture during the Restricted Period, and subject to federal income tax in accordance with section 83 of the Code. Section 83 generally provides that Grantee will recognize compensation income with respect to the Restricted Stock on such Restricted Stock’s Vesting Date in an amount equal to the then Fair Market Value of the shares for which restrictions have lapsed. Alternatively, Grantee may elect, pursuant to Section 83(b) of the Code, to recognize compensation income for all or any part of the Restricted Stock at the Date of Grant in an amount equal to the Fair Market Value of the Restricted Stock subject to the election on the Date of Grant. Such election must be made within 30 days of the Date of Grant and Grantee shall immediately notify the Company if such an election is made. Grantee should consult his or her tax advisors to determine whether a Section 83(b) election is appropriate.

12.                               Administration.  This Award has been granted pursuant to and is subject to the terms and provisions of the Plan. All questions of interpretation and application of the Plan and this Award shall be determined by the Committee. The Committee’s determination shall be final, binding and conclusive.

13.                               Award Not to Affect Employment.  Nothing herein contained shall affect the right of the Company or any Affiliate to terminate Grantee’s employment, services, responsibilities, duties, or authority to represent the Company or any Affiliate at any time for any reason whatsoever.

14.                               Withholding of Taxes. Whenever the Company proposes or is required to deliver or transfer shares in connection with this Award, the Company shall have the right to (a) require Grantee to remit to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery or transfer of any certificate or certificates for such shares or (b) take whatever action it deems necessary to protect its interest with respect to tax liabilities.

15.                               Compensation Recovery Policy. In addition to, and not in limitation of, the Company’s rights under Paragraph 5, in the event of a restatement of the Company’s financial statements, the Company may take action to recoup Restricted Stock earned or distributed in accordance with the Company’s Compensation Recovery Policy.

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16.                               Governing Law. The validity, performance, construction and effect of this Agreement shall be governed by the laws of the Commonwealth of Pennsylvania, without giving effect to principles of conflicts of law.

17.                               Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

[Signature page follows.]

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IN WITNESS WHEREOF, the parties, intending to be legally bound, have executed this Agreement as of the day and year first above written.

THE BON-TON STORES, INC.

By:
Tim Grumbacher,
Chairman of the Board of Directors

Grantee:

Kathryn Bufano

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